UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2008

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

132 West 36th Street, 3rd Floor
New York, New York 10018
(Address of principal executive offices)

14 Wall Street, Suite 1620
New York, New York 10005
(Former Address of principal executive offices)

(646) 214-2880
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On or about February 5, 2009, Acies Corporation (the “Company,” “we,” and “us”) entered into an Amended and Restated Share Exchange Agreement (the “Exchange Agreement”) with L.A. Digital Post, Inc., a California corporation (“LA Digital”), LADP, LLC, a Delaware limited liability company (“LADP”), which owns all of the outstanding shares of LA Digital, I-Toss Acquisition, Inc., a Delaware corporation (“I-Toss”), and the majority shareholders of I-Toss (the “I-Toss Shareholders”).  The Company, I-Toss and the I-Toss Shareholders had previously entered into a Share Exchange Agreement on or about December 29, 2008 (the “Original Agreement”), which included certain errors which the parties desired to correct and amend, including, but not limited to the fact that it was between the Company, I-Toss and the I-Toss Shareholders instead of the Company, LA Digital and LADP.  As such, the Exchange Agreement amended, replaced and superseded in its entirety the Original Agreement, and I-Toss and the I-Toss Shareholders agreed that they will not have any right to take part in the transactions contemplated by the Exchange Agreement, as described below.

The Exchange Agreement memorialized the transactions contemplated by the non-binding Term Sheet entered into on October 20, 2008 (as reported in Form 8-K filed on October 29, 2008), except that the Exchange Agreement provided for the Company to purchase shares of LA Digital in lieu of shares of I-Toss.  Pursuant to the representations in the Exchange Agreement, LADP owns all of the outstanding shares of LA Digital, and LA Digital holds one wholly-owned subsidiary, LADP New York, LLC, a Delaware limited liability company (“LADPNY”).  Upon Closing (as defined below), LADP is to transfer to the Company 100% of the issued and outstanding shares of LA Digital, in exchange for an aggregate of 44,340 shares of the Company’s newly designated Series A Preferred Stock (the “Preferred Stock”, as described below).  The Preferred Stock is to automatically convert upon the effective date of the Reverse Stock Split (as defined below) into 44,340,000 post-Reverse Stock Split shares of the Company’s common stock, which conversion is described further under “Item 3.03” below, which following the transactions contemplated herein will represent approximately 98% of the Company’s common stock on a fully-diluted basis.  The closing of the Exchange Agreement is to occur at a date mutually agreeable to the Company and LADP, subsequent to the satisfaction of the Closing Conditions (as defined in the Exchange Agreement and described below) which date shall in no event be later than March 31, 2009, unless such date is extended in writing by the mutual consent of all parties (“Closing”).  Pursuant to the Exchange Agreement, certain “Closing Conditions” are to have occurred, or been waived by the Company in writing, prior to Closing.  Such Closing Conditions include but are not limited to the following:

a.	LADP is to have supplied certain schedules and an officer’s certificate to the Company and the Company is to have had a minimum of ten (10) days to review such schedules;

b.	The certificates representing the ownership of LA Digital are to have been delivered, and the Managers and Members of LADP are to have approved the transactions contemplated by the Exchange Agreement;

c.	LADP is to have obtained the consent of Bank of America to LADP’s entry into the Exchange Agreement and the consummation of the transactions contemplated therein on or before February 28, 2009; and

d.	LADP is to have complied with certain other conditions precedent which are described in greater detail in the Exchange Agreement.

Pursuant to the Exchange Agreement, the Company agreed to file within fifteen (15) days of its receipt of LA Digital’s and LADPNY’s consolidated financial statements and use its best efforts to gain approval of and mail to its shareholders an Information Statement on Schedule 14C or Schedule 14A (the “Information Statement”) prior to Closing, to obtain shareholder approval to:

a.
Effect a 1:100 reverse stock split of its issued and outstanding shares of common stock, with all shareholders owning less than 100 shares being rounded up to own 100 shares, and to reauthorize its currently outstanding shares of common and preferred stock (“Reverse Stock Split”);

b.	Effect a name change to a name to be determined by LADP, in its sole discretion (the “Name Change”);

c.	Effect the Spin-Off, as defined and described below; and

d.	Effect such other proposals that the Company may desire in its sole discretion.

Upon approval by the Company’s majority shareholders of the Information Statement, which will be prepared not earlier than the issuance of the Bank of America consent described above, the Company is to file a Certificate of Amendment with the Nevada Secretary of State to effect the Reverse Stock Split (the “Certificate of Amendment”).

Also, pursuant to the Exchange Agreement, immediately after the approval by the Company’s majority shareholders of the Information Statement authorizing the Spin-Off, the Company will effect a spin-off (the “Spin-Off”) of the Company’s wholly owned subsidiary, Acies Inc., a Nevada corporation, and substantially all of the Company’s assets, liabilities, and operations relating to Acies, Inc., from the Company, such that Acies, Inc. will operate as a separate privately held company solely owned by the Company’s current Chief Executive Officer and Director, Oleg Firer (the “Private Company”), the result of which will be that the Company’s sole business focus following the Spin-Off will be the operations of LA Digital.  As consideration for the Company agreeing to the Spin-Off, Mr. Firer has agreed to cancel 5,000,000 pre-Reverse Stock Split shares (50,000 post-Reverse Stock Split shares) of the Company’s common stock that he beneficially owns (the “Firer Shares”) and Mr. Firer is to assume the then outstanding amount of the Company’s RBL Capital Group, LLC (“RBL”) loan facility and any liabilities of Acies, Inc. in connection with the Spin-Off.

The Company and LADP also agreed that immediately following Closing, the current officers and Directors of the Company (or such officers and Directors as LADP shall determine in its sole discretion) are to resign from the Company, other than Oleg Firer who is to remain as a Director following the Closing and Spin-Off, and that LADP is to have the sole right to appoint new officers and Directors of its sole choosing, other than Mr. Firer who is to remain as a Director, and LADP is not to take any action to remove Mr. Firer as a Director.

Pursuant to the Exchange Agreement, LADP and LA Digital are to be responsible for and are to pay all reasonable legal, auditing, accounting and other expenses incurred in connection with the Exchange Agreement and the other related transactions described in the Exchange Agreement, including but not limited to the Information Statement and the Spin-Off, regardless of whether the transactions contemplated by the Exchange Agreement are consummated.  The payment for such legal, auditing, accounting and other expenses will be paid by LADP or LA Digital by way of a reimbursement to Oleg Firer, the Chief Executive Officer of the Company, for any fees paid personally by Mr. Firer or his assigns or the assumption of the liabilities of the Company relating to the Exchange Agreement and the other related transactions described herein.

As described below, Oleg Firer, the Company’s Chief Executive Officer and Director and Pinnacle Three Corporation (one of the Company’s largest shareholders and a significant creditor of the Company), which is beneficially owned by Leon Goldstein, together own a 35% interest in LADP upon exercise of all warrants, and own entities which have previously loaned a significant amount of money to LADP and LA Digital, as described in greater detail below under “Certain Relationships and Related Transactions of the Company and LADP”.

L.A. Digital Post, Inc. Business Overview

Company History

L.A. Digital Post, Inc. (“LA Digital”) was organized as a corporation under the laws of California on April 5, 1995.  LA Digital currently holds one wholly owned subsidiary, LADP New York, LLC, a Delaware limited liability company (“LADPNY”).  LA Digital and its subsidiary have operations in Los Angeles, California and New York City.

Business Summary

LA Digital primarily rents post-production editing equipment consisting of non-linear digital editing systems, data storage devices, video tape recorders and other peripherals. LA Digital also provides technical support services, rents editing rooms (in conjunction with renting editing systems), and on occasion sells equipment. LA Digital owns approximately 200 non-linear digital editing systems. LA Digital rents editing systems to its clients on a short-term basis, typically for six to 50 weeks, for use at the client’s site or at one of the 99 editing suites located at LA Digital’s five facilities in Los Angeles and New York.  As part of editing system rentals, LA Digital provides custom configuration, full-service installation, and technical support available 24 hours a day, seven days a week. LA Digital’s clients include major film studios, major television networks, cable television networks, and independent production companies.

LA Digital operates a website at www.ladigital.com, which includes information that LA Digital does not desire to be incorporated by reference into this filing.

Competition

The post-production editing equipment rental market is a highly competitive industry centered in Los Angeles and New York, where most of the domestic motion picture and television production is located. A large number of companies offer post-production services with no single provider having a dominant market share. In addition, the major film studios and television networks often have the capability to perform in-house some or all of the services LA Digital offers. LA Digital competes for customers based on reliability, timeliness, quality and price.

Certain Relationships and Related Transactions of the Company and LADP

On or about September 12, 2008, LADP entered into a Term Promissory Note (“Note”) and a Security Agreement with Merchant Capital Advance, LLC (“MCA”).  Pursuant to the Note, LA Digital borrowed approximately $3,311,002, from MCA, which bears interest at the rate of 2% per month and is payable on maturity.  The outstanding principal balance of this Note together with all accrued but unpaid interest is due and payable in full on April 30, 2009.  The Note was guarantied by certain entities and individuals including I-Toss, William Goldstein, the Chief Executive Officer of LA Digital and Marc Bercoon, the Vice President of LA Digital.  Pursuant to the Security Agreement securing the repayment of the Note, MCA has a security interest in substantially all of LADP’s assets.

MCA is a wholly-owned subsidiary of Star Capital Management, LLC (“Star Management”). Star Capital Investments, LLC (“Star Capital”) and Star Capital Fund, LLC (“Star Fund”) are, along with MCA, wholly owned subsidiaries of Star Management. Oleg Firer, the Chief Executive Officer and Director of the Company owns 50% of Star Management, with the remaining 50% interest of Star Management owned by Leon Goldstein, who also owns Pinnacle Three Corporation, which is currently one of the Company’s largest shareholders (30.43%, not including its rights to convert its outstanding Convertible Promissory Note in the amount of $172,653, not including any accrued and unpaid interest, into 8,632,650 shares of our common stock, at the rate of one share for each $0.02 owed) and one of the Company’s largest creditors.

Additionally, Mr. Firer and Mr. Goldstein currently beneficially own 20% of the outstanding membership interests of LADP as a result of their ownership of Star Management, which in turn owns MCA, which holds a 20% interest in LADP. LADP also agreed to grant MCA an additional 15% interest in LADP, bringing MCA’s total interest in LADP up to 35%, in the event the Exchange Agreement described above closes and LA Digital becomes a wholly owned subsidiary of the Company in consideration for among other things, services MCA rendered to LADP in connection with the negotiation of the Exchange Agreement.

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Assuming the satisfaction of the Closing Conditions and the Closing of the Exchange Agreement, of which there can be no assurance, the Company will file a Form 8-K amending this filing and including greater disclosure regarding the operations of LA Digital, risks associated with the operations of LA Digital, related party transactions of LA Digital, property and legal proceeding information relating to LA Digital, the biographical information of the officers and Directors of LA Digital, who will likely become the officers and Directors of the Company following the Closing of the Exchange Agreement and other material information regarding LA Digital.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 15, 2008, the Company filed with the Nevada Secretary of State, a Certificate of Designations of Acies Corporation Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Preferred Stock (the “Designation”).  The Designation provides for the issuance of a series of 44,340 shares of Series A Preferred Stock, par value $0.001 (the “Preferred Stock”).  The holders of the Preferred Stock are not to be entitled to any liquidation preference.  The Designation provides “Conversion Rights” whereby upon the Effective Date (as defined below) of the Reverse Stock Split, each share of Preferred Stock will automatically convert into shares of the Company’s post-Reverse Stock Split common stock (the “Automatic Conversion”), at the rate of 1,000 post-Reverse Stock Split shares of the Company’s restricted common stock for each 1 share of Preferred Stock (the “Conversion Rate”), without any required action by the holder thereof.  “Effective Date” is to mean the later to occur of (a) the date the Certificate of Amendment becomes effective with the Secretary of State of Nevada; (b) the date the Reverse Stock Split is effected with the Company’s Transfer Agent; and (c) the date the Reverse Stock Split and Certificate of Amendment is effected with the Financial Industry Regulatory Authority (“FINRA”).

The Designation also provides that the Preferred Stock is to have the same voting rights as those accruing to the common stock and vote that number of voting shares as are issuable upon conversion of such Preferred Stock that any holder holds as of the record date of any such vote based on the Conversion Rate divided by the Reverse Stock Split (to retroactively take into account the Reverse Stock Split).  The voting rights of the Preferred Stock are to be applicable regardless of whether the Company has a sufficient number of authorized but unissued shares of common stock then available to effect an Automatic Conversion.  The holders of the Preferred Stock are not to be entitled to receive dividends paid on the Company’s common stock and the Preferred Stock is not to accrue any dividends.  Further, the shares of Series A Preferred Stock are not to have or be subject to any redemption rights.  Also, the holders of Preferred Stock and holders of common stock are not to be entitled to any preemptive, subscription or similar rights in respect to any securities of the Company.

The Designation also contains “Protective Provisions” whereby, so long as any shares of the Preferred Stock are outstanding, the Company is not to, without first obtaining the approval of the holders of a majority of the then outstanding shares of Preferred Stock voting together as a class, do any of the following:

a.	Increase or decrease (other than by conversion) the total number of authorized shares of the Preferred Stock;

b.
Effect an exchange, reclassification, or cancellation of all or a part of the Preferred Stock, including a reverse stock split (other than the Reverse Stock Split), but excluding a stock split, so long as the Preferred Stock’s Conversion Rights are not diminished in connection therewith;

c.	Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of the Preferred Stock (other than as provided in the Exchange Agreement); or

d.	Alter or change the rights, preferences or privileges of the shares of the Preferred Stock so as to affect adversely the shares of such series.

Item 5.01.	Changes in Control of Registrant.

As described in more detail above in “Item 1.01,” upon Closing (as defined above) of the Exchange Agreement (as defined above), the Company is to issue to LADP an aggregate of 44,340 shares of the Company’s newly designated Series A Preferred Stock (the “Preferred Stock”) in exchange for up to 100% of the issued and outstanding interests of LA Digital.  The Preferred Stock is to automatically convert upon the effective date of the Reverse Stock Split (as defined above) into 44,340,000 post-Reverse Stock Split shares of the Company’s common stock, which conversion is described further under “Item 3.03” above.  Upon conversion of the Preferred Stock, LADP will hold an aggregate of approximately 98% of the Company’s issued and outstanding shares of common stock on a fully diluted basis.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See “Designation” described above in “Item 3.03.”

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designations of Acies Corporation Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Preferred Stock

10.1*	Amended and Restated Share Exchange Agreement (February 5, 2009)

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date:  February  13, 2009